                                                                    EXHIBIT 99.2



On August 2, 1996, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (Registration No. 333-09497), including a Joint Proxy Statement-Prospectus dated August 2, 1996 ("Joint
Proxy Statement-Prospectus") that was sent to the Company's shareholders in connection with a Special Meeting of Shareholders to be held on September 16, 1996. The Joint Proxy Statement-Prospectus included special-purpose financial information of the Company ("Special-Purpose Information"). The following unaudited financial information is being provided to update the Special-Purpose Information contained in the Joint Proxy Statement-Prospectus, and should be read in conjunction with the Special-Purpose, Consolidated Financial Statements of the Company in the Joint Proxy Statement-Prospectus, as well as the Second Quarter Financial Statements. The following unaudited special-purpose financial information does not necessarily indicate the financial position and results of operations that would have occurred if the NMC Business (as defined in the Joint Proxy Statement-Prospectus) were a stand-alone entity on the dates and for the periods indicated. Undefined terms used in the following unaudited special-purpose financial information have the meanings given those terms in the Joint Proxy Statement-Prospectus.

                               W. R. GRACE & CO.

          SPECIAL-PURPOSE, CONSOLIDATED INTERIM STATEMENTS OF EARNINGS
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                     THREE MONTHS ENDED

                                                                                          JUNE 30,
                                                                                ----------------------------
                                                                                  1996                1995
                                                                                --------            --------
NET REVENUES
 Health care services   . . . . . . . . . . . . . . . . . . . . . . . .         $511,236            $471,825
 Medical supplies   . . . . . . . . . . . . . . . . . . . . . . . . . .           40,883              36,720
                                                                                --------            --------
                                                                                 552,119             508,545
                                                                                --------            --------

EXPENSES
 Cost of health care services   . . . . . . . . . . . . . . . . . . . .          295,456             260,978
 Cost of medical supplies   . . . . . . . . . . . . . . . . . . . . . .           27,397              26,192
 General and administrative expenses  . . . . . . . . . . . . . . . . .          103,691              90,306
 Provision for doubtful accounts  . . . . . . . . . . . . . . . . . . .           21,442              19,742
 Depreciation and amortization  . . . . . . . . . . . . . . . . . . . .           31,533              26,480
 Research and development   . . . . . . . . . . . . . . . . . . . . . .              622                 597
 Allocation of Grace Chemicals expenses   . . . . . . . . . . . . . . .            1,769              10,101
 Interest expense, net, and related financing costs   . . . . . . . . .            7,459               5,791
                                                                                --------            --------
    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          489,369             440,187
                                                                                --------            --------

EARNINGS BEFORE INCOME TAXES  . . . . . . . . . . . . . . . . . . . . .           62,750              68,358
PROVISION FOR INCOME TAXES  . . . . . . . . . . . . . . . . . . . . . .           28,832              31,253
                                                                                --------            --------
NET EARNINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $ 33,918            $ 37,105
                                                                                ========            ========

Earnings per share  . . . . . . . . . . . . . . . . . . . . . . . . . .         $   0.35            $   0.39


   See accompanying Notes to Special-Purpose, Consolidated Interim Financial
                                  Statements.

                                W. R. GRACE & CO.

          SPECIAL-PURPOSE, CONSOLIDATED INTERIM STATEMENTS OF EARNINGS
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                   SIX MONTHS ENDED
                                                                                       JUNE 30,
                                                                               --------------------------
                                                                                 1996              1995
                                                                             -----------        -----------
NET REVENUES
 Health care services   . . . . . . . . . . . . . . . . . . . . . . . .      $  999,607         $  916,305
 Medical supplies   . . . . . . . . . . . . . . . . . . . . . . . . . .          80,803             70,298
                                                                             ----------         ----------
                                                                              1,080,410           986,603
                                                                             ----------         ----------

EXPENSES
 Cost of health care services   . . . . . . . . . . . . . . . . . . . .         582,987            512,766
 Cost of medical supplies   . . . . . . . . . . . . . . . . . . . . . .          55,299             51,005
 General and administrative expenses  . . . . . . . . . . . . . . . . .         205,138            182,557
 Provision for doubtful accounts  . . . . . . . . . . . . . . . . . . .          42,928             39,141
 Depreciation and amortization  . . . . . . . . . . . . . . . . . . . .          62,161             52,395
 Research and development   . . . . . . . . . . . . . . . . . . . . . .           1,308              1,368
 Allocation of Grace Chemicals expenses   . . . . . . . . . . . . . . .           3,786             19,649
 Interest expense, net, and related financing costs   . . . . . . . . .          14,463             11,541
                                                                             ----------         ----------
                                                                                968,070            870,422
                                                                             ----------         ----------

EARNINGS BEFORE INCOME TAXES  . . . . . . . . . . . . . . . . . . . . .         112,340            116,181
PROVISION FOR INCOME TAXES  . . . . . . . . . . . . . . . . . . . . . .          51,977             53,060
                                                                             ----------         ----------
NET EARNINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $   60,363         $   63,121
                                                                             ==========         ==========

Earnings per share  . . . . . . . . . . . . . . . . . . . . . . . . . .      $     0.62         $     0.66


   See accompanying Notes to Special-Purpose, Consolidated Interim Financial
                                  Statements.

                               W. R.  GRACE & CO.

              SPECIAL-PURPOSE, CONSOLIDATED INTERIM BALANCE SHEET
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                      JUNE 30,      DECEMBER 31,
                                                                                        1996             1995
                                                                                    -----------     ------------
ASSETS
Current Assets:
 Cash and cash equivalents  . . . . . . . . . . . . . . . . . . . . . . . . . .      $   40,039       $   33,530
 Accounts receivable, less allowances of $124,309 and $119,914  . . . . . . . .         437,079          406,682
 Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          73,485           72,491
 Deferred income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          92,812           81,192
 Other current assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          65,345           51,835
                                                                                     ----------       ----------
    Total Current Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .         708,760          645,730
                                                                                     ----------       ----------
Properties and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . .         396,828          377,328
                                                                                     ----------       ----------
Other Assets:
 Excess of cost over the fair value of net assets acquired and other intangible assets, net of accumulated amortization of $273,778
    and $247,644  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         949,732          954,811
 Other assets and deferred charges  . . . . . . . . . . . . . . . . . . . . . .          19,201           20,275
                                                                                     ----------       ----------
    Total Other Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         968,933          975,086
                                                                                     ----------       ----------
Total Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $2,074,521       $1,998,144
                                                                                     ==========       ==========

LIABILITIES AND EQUITY
Current Liabilities:
  Current portion of long-term debt and capitalized lease obligations   . . . .      $  155,222       $  183,488
  Accounts payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          99,332          104,586
  Accrued liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         210,980          220,771
  Accrued income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13,194           12,555
                                                                                     ----------       ----------
    Total Current Liabilities   . . . . . . . . . . . . . . . . . . . . . . . .         478,728          521,400
Long-term debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          21,577           27,903
Capitalized lease obligations . . . . . . . . . . . . . . . . . . . . . . . . .           4,743            7,516
Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          64,778           48,109
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          22,286           30,441
                                                                                     ----------       ----------
    Total Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . .         592,112          635,369
                                                                                     ----------       ----------
Commitments and Contingencies (Note 3)  . . . . . . . . . . . . . . . . . . . .
  Equity:
    Equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,487,525        1,365,901
    Cumulative translation adjustment . . . . . . . . . . . . . . . . . . . . .          (5,116)          (3,126)
                                                                                     ----------       ----------
    Total Equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,482,409        1,362,775
                                                                                     ----------       ----------
Total Liabilities and Equity  . . . . . . . . . . . . . . . . . . . . . . . . .      $2,074,521       $1,998,144
                                                                                     ==========       ==========

   See accompanying Notes to Special-Purpose, Consolidated Interim Financial
                                  Statements.

                               W. R.  GRACE & CO.

         SPECIAL-PURPOSE, CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                                                    SIX MONTHS ENDED
                                                                                         JUNE 30,
                                                                                   -------------------
                                                                                1996                1995
                                                                                ----                ----
Cash Flows Provided by Operating Activities:
  Net earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 60,363            $  63,121
  Adjustments to reconcile net earnings to net cash provided by
  Operating activities:
    Depreciation and amortization . . . . . . . . . . . . . . . . . . . . .      62,161               52,395
    Provision for doubtful accounts . . . . . . . . . . . . . . . . . . . .      42,928               39,141
    Provision for deferred income taxes . . . . . . . . . . . . . . . . . .      (4,283)              (6,367)
    Loss on disposal of properties and equipment  . . . . . . . . . . . . .       3,194                1,598
Changes in operating assets and liabilities, net of effects of purchase acquisitions and foreign exchange:
    Increase in accounts receivable . . . . . . . . . . . . . . . . . . . .     (71,578)             (57,017)
    Increase in inventories . . . . . . . . . . . . . . . . . . . . . . . .        (778)              (3,257)
    Increase in other current assets  . . . . . . . . . . . . . . . . . . .     (13,440)             (12,319)
    Decrease in accounts payable  . . . . . . . . . . . . . . . . . . . . .      (5,403)             (13,547)
    Increase in accrued income taxes  . . . . . . . . . . . . . . . . . . .       9,971               26,718
    Decrease in accrued liabilities . . . . . . . . . . . . . . . . . . . .     (10,809)             (16,743)
    (Decrease)/increase in other long-term liabilities  . . . . . . . . . .      (8,155)               4,088
    Increase in other assets and deferred charges   . . . . . . . . . . . .        (106)              (2,842)
    Other, net  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (225)              (5,413)
                                                                               --------             --------
  Net cash provided by operating activities . . . . . . . . . . . . . . . .      63,840               69,556
                                                                               --------             --------
Cash Flows from Investing Activities:
    Capital expenditures  . . . . . . . . . . . . . . . . . . . . . . . . .     (58,545)             (46,881)
    Payments for acquisitions, net of cash acquired . . . . . . . . . . . .     (26,190)             (63,774)
    Payments for physicians' contract agreements  . . . . . . . . . . . . .           0               (2,900)
                                                                               --------             --------
Net cash used in investing activities . . . . . . . . . . . . . . . . . . .     (84,735)            (113,555)
                                                                               --------             --------
Cash Flows from Financing Activities:
    Advances from Grace Chemicals, net  . . . . . . . . . . . . . . . . . .      61,260               28,921
    Proceeds on issuance of debt  . . . . . . . . . . . . . . . . . . . . .     124,176                9,813
    Payments on debt and capitalized leases . . . . . . . . . . . . . . . .    (161,540)                  (5)
                                                                               --------             --------
  Net cash provided by financing activities . . . . . . . . . . . . . . . .      23,896               38,729
                                                                               --------             --------
Effects of changes in foreign exchange rates  . . . . . . . . . . . . . . .       3,508               (5,011)
                                                                               --------             --------
Increase/(decrease) in cash and cash equivalents  . . . . . . . . . . . . .       6,509              (10,281)
Cash and cash equivalents at beginning of period  . . . . . . . . . . . . .      33,530               39,758
                                                                               --------             --------
Cash and cash equivalents at end of period  . . . . . . . . . . . . . . . .    $ 40,039             $ 29,477
                                                                               ========             ========

Supplemental disclosures of cash flow information:
Cash paid during the period for:
    Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 13,429             $ 10,788
    Income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18,340               26,981

   See accompanying Notes to Special-Purpose, Consolidated Interim Financial
                                  Statements.

                               W. R.  GRACE & CO.

      NOTES TO SPECIAL-PURPOSE, CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE 1.  BASIS OF PRESENTATION

         The Special-Purpose, Consolidated Interim Financial Statements of Grace New York and NMC (together with Grace New York, the "Company") have been prepared by the Company in accordance with the accounting policies stated in the Special-Purpose, Consolidated Financial Statements in the Joint Proxy Statement-Prospectus and should be read in conjunction with the Notes to Special-Purpose, Consolidated Financial Statements appearing therein. In the opinion of the Company, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation have been included in the interim financial statements. The results for the six-month period ended June 30, 1996 may not necessarily be indicative of the results for the fiscal year ending December 31, 1996.

NOTE 2.  INVENTORIES

                                                                                                 JUNE 30, 1996
                                                                                               -----------------
   Raw materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $           8,460
   Manufactured goods in process  . . . . . . . . . . . . . . . . . . . . . . . . . .                      3,378
   Manufactured and purchased inventory available for sale  . . . . . . . . . . . . .                     32,608
                                                                                               -----------------
                                                                                                          44,446
   Health care supplies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     29,039
                                                                                               -----------------
         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $          73,485
                                                                                               =================

NOTE 3.  COMMITMENTS AND CONTINGENCIES

         See Note 15 to the Special-Purpose, Consolidated Financial Statements in the Joint Proxy Statement-Prospectus.

                               W. R.  GRACE & CO.

           SPECIAL-PURPOSE, CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                     WEIGHTED AVERAGE NUMBER OF SHARES AND
                    EARNINGS USED IN PER SHARE COMPUTATIONS
                                  (UNAUDITED)


                The weighted average number of shares of Common
                       Stock outstanding were as follows:


                                                                   (IN THOUSANDS)
                                                THREE MONTHS ENDED               SIX MONTHS ENDED
                                                     JUNE 30,                       JUNE 30,
                                                ---------------------------------------------------
                                                 1996         1995             1996          1995
                                                ------        ------           ------        ------
Weighted average number of shares
  of common stock outstanding . . . . . . . . . 96,634        95,116           97,259        94,629
                                                ======        ======           ======        ======


Income used in the computation of
earnings per share was as follows:



                                                         (IN THOUSANDS EXCEPT PER SHARE)
                                               THREE MONTHS ENDED               SIX MONTHS ENDED
                                                    JUNE 30,                         JUNE 30,
                                               ------------------------------------------------------
                                                1996          1995             1996          1995
                                                ----          ----             ----          ----
Net income  . . . . . . . . . . . . . . . . .    $33,918      $37,105          $60,363       $63,121
Dividends paid on preferred stocks  . . . . .       (130)        (131)            (261)         (261)
                                                 -------      -------          -------       -------

Income used in per share computation
  of earnings . . . . . . . . . . . . . . . .    $33,788      $36,974          $60,102       $62,860

                                                 =======      =======          =======       =======
Earnings per share  . . . . . . . . . . . . .    $  0.35      $  0.39          $  0.62       $  0.66